SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. __)

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Global Income Fund, Inc.
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ISS RECOMMENDS GLOBAL INCOME FUND SHAREHOLDERS VOTE ‘FOR’ CHANGE TO A SELF STORAGE REIT

NEW YORK – December 16, 2011 – Global Income Fund, Inc. (“Company”) announced today that Institutional Shareholder Services (“ISS”), a leading independent proxy advisory firm, supports the proposals to: (1) to change the Company’s business from an investment company to an operating company that will own, operate, manage, acquire, develop and redevelop professionally managed self storage facilities and, in connection therewith, to amend the Company’s fundamental investment restrictions to permit the Company to pursue its new business (“Business Proposal”), and (2) amend the Company’s Articles of Incorporation to impose certain limits and restrictions on ownership and transferability relating to the Company’s capital stock in order to comply with certain federal tax requirements applicable to real estate investment trusts (together with the Business Proposal, the “Proposals”). ISS recommends that Company shareholders vote "FOR" the Proposals.

The Company issued the following statement regarding the ISS recommendations.

“Global Income Fund is pleased that ISS has recommended that the Company’s shareholders vote to approve the Proposals.  The Company firmly believes that the ISS recommendations further supports the Board of Directors’ view that the Business Proposal may give the Company the opportunity to deliver potentially better total return for its shareholders over the long term.  The Company urges shareholders to follow ISS’ recommendations by voting ‘FOR’ the approval of the Proposals at the Special Meeting of Shareholders.”

Shareholders are encouraged to read the definitive proxy materials in their entirety as they provide, among other things, important information regarding the Proposals and the reasons behind the unanimous recommendation of the Board of Directors that shareholders vote "FOR" the approval of the Proposals.

The Company has retained The Altman Group as proxy solicitor to assist it in connection with its upcoming Special Meeting. Shareholders who have questions about the Business Proposal, who need additional copies of the Company's proxy materials, or need assistance in voting their shares are encouraged to call The Altman Group toll free at 1-800-821-8780.

Additional Information

This press release may be deemed to be solicitation material in respect of the Proposals described in the Company's definitive proxy statement on Schedule 14A, filed by the Company with the Securities and Exchange Commission (“SEC”) on November 10, 2011, as supplemented by a supplement thereto filed by the Company on November 23, 2011. The Company mailed the definitive proxy to its shareholders on or about November 10, 2011.  The Company may file other relevant documents with the SEC concerning the Proposals. INVESTORS AND SHAREHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH THE SEC, AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSALS, THE POTENTIAL CONFLICTS OF INTEREST IN EFFECTING THE BUSINESS PROPOSAL, THE POTENTIAL CONFLICTS OF INTEREST THAT MAY EXIST AFTER THE CONSUMMATION OF THE BUSINESS PROPOSAL, AND RELATED MATTERS. This press release is not a substitute for the Company's definitive proxy statement or other filings that may be made with the SEC.  Shareholders are able to obtain copies of the Company's definitive proxy statement, as supplemented, by calling The Altman Group toll free at 1-800-821-8780. In addition to receiving the Company's definitive proxy statement, as supplemented, by mail, shareholders also are able to obtain these documents, as well as other filings containing information about the Company, the Proposals, and related matters, without charge, from the SEC's website (http://www.sec.gov) or at the SEC's public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, these documents can be obtained, without charge, by contacting the Company at 11 Hanover Square, New York, New York 10005, telephone 1-212-344-6310.

The Company, its directors and officers, as well as certain officers of CEF Advisers, Inc. (“Adviser”), the Company’s investment adviser, may be deemed participants in the solicitation of proxies in respect of the Proposals.  Information about such potential participants, including their interests in the Proposals, can be found in the definitive proxy statement and the Company’s Annual Report on Form N-CSR for the year ended December 31, 2010, filed with the SEC on March 11, 2011.

About Global Income Fund, Inc.

The Company is a non-diversified closed end investment management company whose common stock is traded over the counter under the ticker symbol “GIFD”. The primary investment objective of the Company is to provide a high level of income, with capital appreciation as a secondary objective. The Company is managed by the Adviser, a subsidiary of Winmill & Co. Incorporated. The Adviser and its affiliates from time to time may own, buy or sell common stock of the Company. More information about the Company may be obtained at www.globalincomefund.net.

Cautionary Statement Regarding Forward-Looking Statements

This release contains certain “forward looking statements.”  All statements other than statements of historical fact are forward looking. These statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of the Company, which may cause the Company’s actual results to be materially different from those expressed or implied by such statements.  Additional information concerning such risks and uncertainties are contained in the definitive proxy statement and the Company’s other filings with the SEC.  The forward looking statements made herein are only made as of the date of this release, and the Company undertakes no obligation to publicly update such forward looking statements to reflect subsequent events or circumstances.

Contact

Mark C. Winmill
mwinmill@winmillco.com
917-710-6357